Exhibit 21

                           Subsidiaries of the Company
                              as of July 31, 2000


       The Company owns all of the stock of the following corporations:

       Name                                               State of Incorporation

       Marcus Theatres Corporation                        Wisconsin
       Marcus Restaurants, Inc.                           Wisconsin
       B & G Realty, Inc.                                 Wisconsin
       First American Finance Corporation                 Wisconsin
       Marcus Geneva, Inc.                                Wisconsin
       Marcus Hotels, Inc.                                Wisconsin
       Baymont Inns, Inc.                                 Wisconsin
       Woodfield Suites, Inc.                             Wisconsin

       Woodfield Suites, Inc. owns all of the stock of the following corporations:

       Name                                               State of Incorporation

       Woodfield Suites Hospitality Corporation           Wisconsin
       Woodfield Suites Franchises International Inc.     Wisconsin

       Woodfield Suites Hospitality Corporation owns all of the stock of the following corporation:

       Name                                               State of Incorporation

       Woodfield Refreshments, Inc.                       Wisconsin

       Woodfield Refreshments, Inc. owns all of the stock of the following corporation:

       Name                                               State of Incorporation

       Woodfield Refreshments of Texas, Inc.              Texas

       Marcus Theatres Corporation owns all of the stock or units of the following corporations and limited liability companies:

       Name                                               State of Incorporation
                                                           or Organization

       Marcus Cinemas of Minnesota & Illinois, Inc.       Illinois
       Marcus Cinemas of Ohio, LLC                        Wisconsin
       Family Entertainment, LLC                          Wisconsin



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       Except as set forth below, Marcus Cinemas of Minnesota & Illinois, Inc.
owns all of the units of the following limited liability company:

       Name                                               State of Organization

       Marcus Cinemas of Wisconsin, LLC (1% is            Wisconsin
       owned by Marcus Theatres Corp.)

       Baymont Inns, Inc. owns all of the stock of the following corporations:

       Name                                               State of Incorporation

       Baymont Partners, Inc.                             Wisconsin
       Baymont Inns Hospitality Corporation               Wisconsin
       Baymont Franchises International, Inc.             Wisconsin
       Woodfield Refreshments of Colorado, Inc.           Colorado
       Woodfield Refreshments of Ohio, Inc.               Ohio

       Marcus Restaurants, Inc. owns all of the stock of the following corporations:

       Name                                               State of Incorporation

       Marc's Carryout Corporation                        Wisconsin
       Captains-Kenosha, Inc.                             Wisconsin
       Colony Inns Restaurant Corporation                 Wisconsin
       Cafe Refreshments, Inc.                            Wisconsin

       Marcus Hotels, Inc. owns all of the stock or units of the following corporations and limited liability companies:

       Name                                               State of Incorporation
                                                           or Organization

       Marcus Northstar, Inc.                             Minnesota
       Marcus Hotels of California, Inc.                  California
       Marcus Hotel Partners, Inc.                        Wisconsin
       Marcus Hotels Associates, Inc.                     Wisconsin
       Grand Geneva, LLC                                  Wisconsin
       Milwaukee City Center, LLC                         Wisconsin
       Pfister, LLC                                       Wisconsin
       HPG Laundry, LLC                                   Wisconsin
       Marcus Hotels Hospitality, LLC                     Wisconsin
       Resort Missouri, LLC                               Delaware
       Resort California, LLC                             Delaware



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